Exhibit 10.7

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (the “Agreement”) is made by and between Digital Realty Trust, Inc., Digital Realty Trust, L.P. and DLR, LLC (collectively, the “Company”) and Michael F. Foust (“Executive”), effective as of the date of execution (the “Effective Date”) with reference to the following facts:

A.    Executive was employed by the Company as Chief Executive Officer pursuant to the terms of an employment agreement dated August 7, 2008, and later amendment dated December 24, 2008 (together, the “Employment Agreement”).

B.    Executive signed the Company’s Proprietary Information and Inventions Assignment Agreement on April 6, 2009 (the “PIIAA”).

C.    Executive’s position as a Chief Executive Officer was terminated by the Company without cause effective March 17, 2014 and Executive signed a General Release dated March 18, 2014.

D.    The Company contends, and Executive denies, that Executive did not adhere to certain post-employment obligations contained in the Employment Agreement, PIIAA and General Release, and that Executive tortiously interfered with the Company’s operations in the Asia-Pacific region. The Company withheld from Executive certain cash severance benefits and cancelled 127,644 Profits Interest Units (“PIUs”) that had vested in connection with the termination without cause of Executive’s employment based on the alleged breaches and conduct.

E.    Executive contends, and the Company denies, that the Company breached the Employment Agreement, violated the California Labor Code and acted tortiously by withholding severance benefits and cancelling the PIUs.

F.    The Company filed an action, and Executive filed cross-claims, in the California Superior Court for the City and County of San Francisco, Digital Realty Trust, Inc. et al. v. Michael F. Foust, Case No. CGC-14-542455 (the “Litigation”).

G.    Executive and the Company participated in a confidential mediation led by Honorable William J. Cahill (Ret.) on July 22, 2015, and reached agreement on terms to resolve all disputes between them without resort to further litigation as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.This Agreement is entered into for purposes of settlement and compromise only. Neither this Agreement nor anything contained herein, nor any act or thing done in connection herewith, is intended to be or shall be construed or deemed to be an admission or presumption by the Company or Executive of liability, fault, or wrongdoing, or an admission or presumption by the Company or Executive of any fact, allegation, claim, or defense whatsoever.
2.    Settlement Payment and Benefits; Executive’s Continuing Obligations. Without admission of any liability, fact or claim, the Company hereby agrees to provide Executive the payments and benefits, and Executive confirms his continuing obligations, as set forth below. Specifically, the Company and Executive agree as follows:
(a)    Severance Payment. Executive shall be entitled to receive severance pay in the amount of $8,000,000 (eight million dollars) (the “Payment”), less applicable tax withholding. The Payment shall be made no later than 14 (fourteen) calendar days after the Effective Date.
(b)    Executive’s Continuing Obligations. Executive agrees that he is bound by his continuing obligations under Section 8 of this Agreement, the Employment Agreement and Sections 1(a) and 1(b) of the PIIAA, and that Executive’s acknowledgment of such continuing obligations is a material part of the consideration for entering into this Agreement.

(c)    Attorneys’ Fees and Costs. The Company and Executive shall each bear its or his attorneys’ fees and costs expended in the Litigation.
(d)    Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself.
3.    Full Payment. Executive acknowledges that the payments and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. For the avoidance of doubt, this Agreement shall have no effect on Executive’s interests in or rights to any Company securities, including any vested profits interest units or common stock, owned by Executive, other than the PIUs as defined in Recital D.
4.    Dismissal of the Litigation. Within 30 (thirty) days of the Payment, the Company and Executive shall dismiss with prejudice the complaint and cross-complaint, as amended, filed in the Litigation, and the Litigation in its entirety.
5.    Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, executives, employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.
(a)    On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Company Releasees” hereunder, consisting of the Company, and each of its past and present owners, employees, affiliates, divisions, predecessors, successors, heirs, assigns, agents, directors, officers, partners, executives, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Company Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, all Claims asserted or that could have been asserted by Executive in the Litigation; Claims arising out of, based upon, or relating in any manner to Executive’s Employment Agreement, General Release, hire, employment, remuneration, equity grants, failure to grant to Executive equity or debt to which he claims he was entitled, or termination of the Executive’s employment by the Company Releasees, or any of them; Claims arising under federal, state, or local laws relating to employment, and Claims of any kind that may be brought in any court or administrative agency, including but not limited to any Claims arising under federal laws governing discrimination, harassment and retaliation based upon the exercise of protected conduct; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)    Notwithstanding the generality of the foregoing, Executive does not release his rights under this Agreement, his rights of advancement or indemnification, if any, under any applicable charters, bylaws or other organizing documents of the Company or any affiliate thereof, or any Claims that cannot be released as a matter of law, including Executive’s rights of advancement or indemnification, if any, under California Labor Code Section 2802 , or Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; provided, however, without limiting any right Executive may have to advancement and indemnity as referenced in or pursuant to this Section 5(b), Executive does release to the extent permitted by law his right to secure any payment from the Company as a result of such communication or cooperation.
6.    The Company’s Release of Executive. The Company voluntarily releases and discharges Executive and his heirs, successors, partners, lawyers, insurers, administrators, representatives and assigns, and all persons acting by, through, under or in concert with them, or any of them (the “Executive Releasees”) from all Claims which the Company now has or may hereafter have against the Executive Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, all Claims asserted by the Company, or that could have been asserted, in the Litigation. Notwithstanding the generality of the foregoing, the Company does not release its rights under this Agreement.
7.    EXECUTIVE AND THE COMPANY EACH ACKNOWLEDGE THAT HE OR IT HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE AND THE COMPANY HEREBY EXPRESSLY WAIVE ANY RIGHTS HE OR IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
8.    Additional Covenants. Executive and the Company further agree as follows:
(a)    Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective officers, directors, business or services. Nothing in this Section 8(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency. The Company agrees that its Section 16 officers and members of its Board of Directors as of the Effective Date, or who become Section 16 officers or members of its Board of Directors within twelve (12) months thereafter, shall not disparage, criticize or defame Executive, either publicly or privately for so long as such individuals remain members of the Board of Directors and Section 16 officers of the Company.
(b)    No Tax Advice. In signing this Agreement, Executive acknowledges that neither the Company nor the mediator, nor any of their agents or employees has served as an attorney or tax advisor to Executive.
9.    Representations.
(a)    Executive Representations. Executive warrants and represents that (i) other than the Demand for Arbitration filed by him on October 16, 2014 and the Cross-Complaint filed by him in the Litigation, he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any released party with any governmental agency or court, and that if, unbeknownst to Executive such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (ii) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (iii) upon the execution and delivery of this Agreement by Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
(b)    Company Representations. The Company warrants and represents that (i) other than the Complaint filed by it in the Litigation, it has not filed or authorized the filing of any complaints, charges or lawsuits against the Executive or any released party with any governmental agency or court, and that if, unbeknownst to the Company such a complaint, charge or lawsuit has been filed on its behalf, it will immediately cause it to be withdrawn and dismissed, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject, (iii) the person signing this Agreement on behalf of the Company has authority to execute this Agreement and thereby to bind the Company; and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement will be a valid and binding obligation of the Company, enforceable in accordance with its terms.
10.    Assumption of Risk of Difference in Facts. The Company and Executive acknowledge that if the facts with respect to which this Agreement or the matters that are the subject of this Agreement are found hereafter to be different from the facts now believed by them to be true, they expressly accept and assume the risk of such possible differences in facts and agree that this Agreement will be and will remain effective notwithstanding such differences in facts.
11.    Intervening Change in Law. The Company and Executive intend to be bound by this Agreement regardless of any intervening change in applicable Law.
12.    No Assignment. Executive and the Company warrant and represent that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive or the Company might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company, Executive or any other released party because of any actual assignment, subrogation or transfer by Executive or the Company, Executive and the Company agree to indemnify and hold harmless the aggrieved party against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.
13.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to any conflicts of laws provisions of any state.
14.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof. This Agreement may be modified only in writing, and such writing must be signed by Executive and the Senior Vice President and General Counsel of the Company and recite that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement and General Release to be duly executed and delivered as of the date indicated next to their respective signatures below.

                                MICHAEL F. FOUST

DATED: July 22, 2015         By: /s/ Michael F. Foust
                                 Michael F. Foust

DIGITAL REALTY TRUST, INC., DIGITAL REALTY TRUST, L.P., AND DLR, LLC

DATED: July 22, 2015             By: /s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel
Digital Realty Trust, Inc., Digital Realty Trust, L.P., and DLR, LLC

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